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                                                                      Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                               DECEMBER 31, 1994

                                                                                                 Percentage of Voting Stock
                                                             Jurisdiction of Incorporation        Owned by Immediate Parent
                                                             -----------------------------       --------------------------
A.  The Liberty Corporation                                              S. C.
B.  Liberty Life Insurance Company                                       S. C.                               100
         C.  Orion Life Insurance Company                              Delaware                              100
         C.  Park Avenue Associates, Inc.                                S. C.                               100
                 C.  Tanyard Creek Partnership                           S. C.                                60
         C.  Exchange Place Corporation                                  N. C.                               100
         C.  Greensboro Holdings, Inc.                                   S. C.                               100
         C.  State National Fire Insurance Company                     Louisiana                             100
         C.  State National Title Guaranty Company                     Louisiana                             100
         C.  State National Mortgage Corporation                       Louisiana                             100
B.  Liberty Insurance Services Corporation                               S.C.                                100
B.  Pierce National Life Insurance Co.                                California                             100
B.  North American National Corporation                                Delaware                              100
         C.  Pan-Western Life Insurance Company                          Ohio                                100
         C. Brookings International Life Insurance Co.               South Dakota                            100
B.  Magnolia Life Insurance Company                                    Louisiana                             100
B.  American Funeral Assurance Company                                Mississippi                            100
B.  State National Life Agency Corporation                             Louisiana                             100
B.  State National General Insurance Agency, Inc                       Louisiana                             100
B.  Delta National Life Insurance Company                              Louisiana                             100
B.  Delta National Equity Corporation                                  Louisiana                             100

B.  Cosmos Broadcasting Corporation                                      S. C.                               100
         C.  CableVantage Inc.                                           S. C.                               100

D.  Special Services Corporation                                         S. C.                               100
D.  Hampton Insurance Agency, Inc.                                       S. C.                               100
D.  The Liberty Marketing Corporation                                    S. C.                               100
D.  Bent Tree Corporation                                               Georgia                              100
D.  TLC Business Ventures, Inc.                                          S. C.                               100
D.  LC Limited Insurance Company                                        Bermuda                              100
D.  Liberty Investment Group, Inc.                                       S. C.                               100
     D.  Liberty Capital Advisors, Inc.                                  S. C.                               100
     D.  Liberty Properties Group, Inc.                                  S. C.                               100
         D.  LPG Development Corporation                                 S. C.                               100
         D.  SouthChase Development Corporation                          S. C.                               100
         D.  LIBCO of Virginia, Inc.                                   Virginia                              100
         D.  LIBCO of Florida, Inc.                                     Florida                              100
         D.  LPC of S. C., Inc.                                          S. C.                               100
         D.  LIBCO of Tennessee, Inc.                                  Tennessee                             100
         D.  Commerce Center of Greenville, Inc.                         S. C.                               100
         D.  Liberty Stone Associates, Inc.                              S. C.                                50

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.    Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.




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